Amendment

No. 20120124.035.A.001

Between

StarTek, Inc.

And

AT&T Services, Inc.

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

20120124.035.A.001

AMENDMENT NO.1

AGREEMENT NO.20120124.03S.C

After all Parties have signed. this Amendment shall be effective on the last date signed by a Party (“Effective Date”) and shall amend the Agreement by and between StarTek, Inc., a Delaware corporation (“Supplier”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties”.
WITNESSETH
WHEREAS, Supplier and AT&T entered into Agreement No. 20120124.035.C on January 25, 2013 (the “Agreement”); and
WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:
1.    Section 3.21, Invoicing and Payment, is hereby deleted and replaced with the following:
3.21     Invoicing and Payment
Supplier shall be compensated in accordance with the terms and at the rates specified in each Order. Except as otherwise specified in an Order, Supplier shall render an electronic correct invoice promptly every month for each month on or before the [*] ([*]) business day after the end of the prior month for Services performed during that prior month. If, directed by AT&T in an Order, Supplier shall transact business with AT&T using an internet-based payment network and shall submit invoices in electronic form to AT&T’s Accounts Payable organization through the network. Each invoice shall provide the number of units (e.g. hours, minutes, etc.) as set forth in an Order for Services that were performed during the month, the billable rate for each unit and/or hour or minutes, and information on which discounts or bonuses are calculated, if applicable. All charges on the invoice shall be supported by detailed reports as required hereunder or specified in the Order. Invoices shall separately itemize all charges, including those not otherwise covered by the billable rates (including, but not limited to, clerical or administrative charges), any and all taxes, discount and bonus calculations, and the number of units (e.g. hours, minutes, etc.) of Services billed to AT&T by month, with a description of the activities performed during that month and sent to AT&T’s Vendor Manager set forth in the Order.
a.    If requested by AT&T in an Order, Supplier shall transact business with AT&T using an internetbased system, e.g. Ariba, and submit invoices in electronic form to AT&T’s Accounts Payable organization.

Proprietary and Confidential
This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties

20120124.035.A.001

b.    Beginning on July 1, 2013, AT&T shall pay all properly rendered invoices within [*] ([*]) days of receipt. If AT&T disputes any invoice rendered, AT&T shall so notify Supplier. The Parties shall use their best efforts to resolve any invoicing and payment disputes expeditiously, and AT&T is not obligated to make any payment against any disputed amounts until the Parties have resolved the dispute but will pay any undisputed amounts on any invoice within normal payment terms. AT&T’s failure to pay the undisputed portion in a timely fashion shall not be deemed a waiver of its right to contest the disputed charges. Invoices received by AT&T more than [*] ([*]) months after the provision of Material or performance of Services are untimely and AT&T has no obligation to pay such invoices.
c.    Travel or miscellaneous expenses incurred by Supplier in the performance of Services are not compensable, unless specifically set forth in an Order and authorized pursuant to the Section entitled Reimbursable Expenses. Further, AT&T does not commit to purchase any quantity or volume of Services during the Term of this Agreement.
d.    AT&T may deduct any setoff or recoupment claims that it or its Affiliates may have against Supplier from amounts due or to become due to Supplier, whether under this Agreement or otherwise. Supplier shall pay any amount due to AT&T or its Affiliates that is not applied against the invoiced amounts within [*] ([*]) days after written demand by AT&T.
e.    Supplier agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to credit card payments, purchasing cards, AT&T’s purchase orders, and electronic fund transfers, in connection with the purchase of the Services.
The terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.

Proprietary and Confidential
This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties

20120124.035.A.001

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.
IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed, as of the Effective Date.

StarTek, Inc.        AT&T Services, Inc.

By: /s/ Lisa Weaver        By: /s/ Brett Binkley

Printed Name: Lisa Weaver        Printed Name: Brett Binkley

Title: CFO        Title: Sr. Contract Manager

Date: 5/28/13        Date: 5/24/13

Proprietary and Confidential
This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties

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